AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 2003

                                                     REGISTRATION NO. 333-105876

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-8
                                   TO FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ----------------------

                                INTERACTIVECORP
            (Exact name of Registrant as Specified in its Charter)


              DELAWARE                          59-2712887
   (State or Other Jurisdiction of           (I.R.S. Employer
   Incorporation or Organization)           Identification No.)


                              152 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019
                         (Address of Principal Executive
                              Offices and Zip Code)


       AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN OF LENDINGTREE,
                                      INC.
         AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN OF LENDINGTREE,
                                      INC.
                  1998 STOCK OPTION PLAN OF LENDINGTREE, INC.
        1997 STOCK OPTION PLAN OF CREDITSOURCE USA, INC., FORMERLY KNOWN
                          AS LEWISBURG VENTURES, INC.

                             (FULL TITLE OF PLANS)

                              ----------------------

                                DAVID ELLEN, ESQ.
             VICE PRESIDENT, ACTING GENERAL COUNSEL AND SECRETARY
                                 INTERACTIVECORP
                              152 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019

                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (212) 314-7300
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              ----------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO EMPLOYEES: From time to time after the effective date of this Registration Statement and the effective time of the merger of a wholly owned subsidiary of InterActiveCorp with and into LendingTree, Inc.

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------
                                        PROPOSED     PROPOSED
 TITLE OF EACH CLASS OF   AMOUNT TO     MAXIMUM      MAXIMUM      AMOUNT
    SECURITIES TO BE          BE        OFFERING    AGGREGATE     OF
       REGISTERED         REGISTERED     PRICE       OFFERING     REGISTRATION
                                       PER SHARE      PRICE       FEE
---------------------------------------------------------------------------
Common Stock, $0.01 par   3,419,514 (1)   N/A          N/A        N/A (2)
value
---------------------------------------------------------------------------

(1)This Post-Effective Amendment No. 1 on Form S-8 covers up to 3,419,514 shares of common stock, par value $0.01 per share ("IAC Common Stock"), of InterActiveCorp ("IAC"), formerly USA Interactive, of which 3,419,514 shares of IAC Common Stock were originally registered on IAC's Registration Statement on Form S-4 (File No. 333-105876), as amended, initially filed with the Securities and Exchange Commission on June 5, 2003, to which this Amendment relates (the "Registration Statement").
(2)Not applicable. All filing fees payable in connection with the registration of these securities were paid in connection with the Registration Statement.

                                EXPLANATORY NOTE

         InterActiveCorp ("IAC" or the "Registrant"), formerly USA Interactive, hereby amends its Registration Statement on Form S-4 (File No. 333-105876) (the "Form S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (this "Amendment") relating to up to (i) 1,937,386 shares of common stock, par value $0.01 per share, of IAC ("IAC Common Stock") issuable by IAC in connection with the Amended and Restated 2001 Stock Incentive Plan of LendingTree, Inc. ("LendingTree") (the "2001 Plan"), (ii) 809,732 shares of IAC Common Stock issuable by IAC in connection with the Amended and Restated 1999 Stock Incentive Plan of LendingTree (the "1999 Plan"), (iii) 354,688 shares of IAC Common Stock issuable by IAC in connection with the 1998 Stock Option Plan of LendingTree (the "1998 Plan") and (iv) 317,708 shares of IAC Common Stock issuable by IAC in connection with the 1997 Stock Option Plan of CreditSource USA, Inc., formerly known as Lewisburg Ventures, Inc. (the "1997 Plan" and, together with the 2001 Plan, the 1999 Plan and the 1998 Plan, the "Plans"). All of such shares of IAC Common Stock were originally registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Form S-4.

         On August 8, 2003, Forest Merger Corp., a Delaware corporation and a wholly owned subsidiary of IAC ("Forest Merger Corp."), merged (the "Merger") with and into LendingTree, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 5, 2003, by and among IAC, Forest Merger Corp. and LendingTree. Pursuant to the Merger Agreement, at the time the Merger was consummated, each share of common stock, par value $0.01 per share, of LendingTree ("LendingTree Common Stock") issued and outstanding immediately prior to the time the Merger was consummated (other than LendingTree Common Stock (i) held by LendingTree as treasury stock or (ii) owned by IAC immediately prior to the time the Merger was consummated) was converted into the right to receive (i) 0.6199 (the "Exchange Ratio") of a fully paid and nonassessable share of IAC Common Stock and (ii) cash instead of any fractional share of IAC Common Stock that would otherwise have been issued, without interest. Pursuant to the Merger Agreement, at the time the Merger was consummated, each share of Series A 8% Convertible Preferred Stock, par value $0.01 per share, of LendingTree ("LendingTree Preferred Stock") (other than LendingTree Preferred Stock (i) held by LendingTree as treasury stock, (ii) owned by IAC immediately prior to the time the Merger was consummated or (iii) as to which appraisal rights have been perfected under Delaware law) was converted into the right to receive (i) the number of shares of IAC Common Stock that each share of LendingTree Preferred Stock would have had a right to receive under the Merger Agreement had such LendingTree Preferred Stock been converted into LendingTree Common Stock immediately before the filing by LendingTree of a properly executed certificate of merger (the "Certificate of Merger") or at such later time as agreed to by the parties to the Merger Agreement and set forth in the Certificate of Merger, and (ii) cash instead of any fractional share of IAC Common Stock that would otherwise have been issued, without interest. Pursuant to the Merger Agreement, the outstanding stock options granted under the Plans are no longer exercisable for shares of LendingTree Common Stock but, instead, are exercisable for shares of IAC Common Stock based on the Exchange Ratio, as set forth in the Merger Agreement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         All information required by Part I to be contained in the prospectus is omitted from this Amendment in accordance with Rule 428 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE
              _______________________________________

         The following documents previously filed by IAC with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

        (a) IAC's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

        (b) IAC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

        (c) IAC's Current Reports on Form 8-K filed on January 21, 2003, February 7, 2003, two filed on February 12, 2003, two filed on February 26, 2003, March 19, 2003, March 25, 2003, March 26, 2003, April 9, 2003, April 10,
2003, April 15, 2003, May 2, 2003, May 5, 2003, June 4, 2003, June 19, 2003,
June 23, 2003, August 5, 2003 and August 8, 2003 (in each case other than information furnished under Regulation FD).

        (d) Amendment No. 1 to Registration Statement on Form S-4 (file no. 333-105876) filed on July 10, 2003 (only with respect to the sections entitled "SUMMARY--Selected Unaudited Pro Forma Combined Condensed Financial Information of IAC," "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION OF IAC" and "DESCRIPTION OF IAC CAPITAL STOCK").

         All documents subsequently filed by IAC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES
              _________________________

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL
              ______________________________________

         The legality of the shares of IAC Common Stock to be issued in connection with the Plans has been passed upon for IAC by Wachtell, Lipton, Rosen & Katz, New York, New York.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS
              _________________________________________

         The Registrant's Restated Certificate of Incorporation, as amended, limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Amended and Restated By-Laws provide that the directors and officers (and legal representatives of such directors and officers) will be indemnified to the fullest extent authorized by the General Corporation Law of the State of Delaware (the "DGCL") with respect to third-party actions, suits, investigations or proceedings provided that any such person has met the applicable standard of conduct set forth in the DGCL described below. The Registrant's Amended and Restated By-Laws further provide that directors and officers (and legal representatives of such directors and officers) will be indemnified with respect to actions or suits initiated by such person only if such action was first approved by the board of directors. The Registrant's Amended and Restated By-Laws allow the Registrant to pay all expenses incurred by a director or officer (or legal representatives of such directors or officers) in defending any proceeding in which the scope of the indemnification provisions as such expenses are incurred in advance of its final disposition, upon an undertaking by such party to repay such expenses, if it is ultimately determined that such party was not entitled to indemnity by the Registrant. From time to time, officers and directors may be provided with indemnification agreements that are consistent with the foregoing provisions. The Registrant has policies of directors' and officers' liability insurance which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. The Registrant believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

         Section 145 of the DGCL provides that a corporation may indemnify a director, officer, employee or agent who was or is a party, or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED
              ___________________________________

         Not Applicable.

ITEM 8.       EXHIBITS
              ________

         See Exhibit Index.

ITEM 9.       UNDERTAKINGS
              ____________

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        provided, however, that paragraphs (1)(i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 8th day of August, 2003.

                                    INTERACTIVECORP


                                    By:       /s/ Dara Khosrowshahi
                                          --------------------------------------
                                          Name:     Dara Khosrowshahi
                                          Title:    Executive Vice President and
                                                    Chief Financial Officer


         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of August 8, 2003.


                     SIGNATURE                              TITLE


       /s/      Barry Diller*                   Chairman of the Board, Chief
   ________________________________             Executive
                Barry Diller


       /s/     Victor A. Kaufman*
   ________________________________
               Victor A. Kaufman                Vice Chairman and Director

       /s/    William J. Severance*
   ________________________________
              William J. Severance              Vice President and Controller
                                                (Chief Accounting Officer)

       /s/ Dara Khosrowshahi
   ________________________________
           Dara Khosrowshahi                    Executive Vice President
                                                and Chief Financial Officer
       /s/     Richard N. Barton*
   ________________________________
               Richard N. Barton                Director

       /s/     Robert R. Bennett*
   ________________________________
               Robert R. Bennett                Director

       /s/    Edgar Bronfman, Jr.*
   ________________________________
              Edgar Bronfman, Jr.               Director

       /s/      Donald R. Keough*               Director
   ________________________________
                Donald R. Keough

       /s/     Marie-Josee Kravis*
   ________________________________
               Marie-Josee Kravis               Director

       /s/       John C. Malone*
   ________________________________
                 John C. Malone                 Director

   /s/ Gen. H. Norman Schwarzkopf*
   ________________________________
       Gen. H. Norman Schwarzkopf               Director

       /s/         Alan Spoon*
   ________________________________
                   Alan Spoon                   Director

       /s/ Diane Von Furstenberg*
   _______________________________
           Diane Von Furstenberg                Director


*  By:   /s/ Dara Khosrowshahi
   ________________________________
         Dara Khosrowshahi
         Attorney-in-Fact

                                  EXHIBIT INDEX
    EXHIBIT
     NUMBER                                 DESCRIPTION
________________  ______________________________________________________________

5.1 Opinion of Wachtell, Lipton, Rosen & Katz as to the validity of the shares being issued.

23.1              Consent of Ernst & Young LLP.

23.3              Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit
                  5.1 hereto).

24.1              Powers of Attorney.*

99.11 Amended and Restated 2001 Stock Incentive Plan of LendingTree, Inc. (previously filed as Appendix A to the LendingTree, Inc. Proxy Statement on Schedule 14A filed March 14, 2003).

99.12 Amended and Restated 1999 Stock Incentive Plan of LendingTree, Inc. (previously filed as Exhibit 10.17 to the LendingTree, Inc. Registration Statement on Form S-1/A filed January 27,
                  2000).

99.13 1998 Stock Option Plan of LendingTree, Inc. (previously filed as Exhibit 10.4 to the LendingTree, Inc. Registration Statement on Form S-1/A filed January 11, 2000).

99.14 1997 Stock Option Plan of CreditSource USA, Inc., formerly known as Lewisburg Ventures, Inc. (previously filed as Exhibit
                  10.5 to the LendingTree, Inc. Registration Statement on Form S-1/A filed January 11, 2000).

* Previously filed on June 5, 2003.